Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of Nvni Group Limited of our report dated June 14, 2023, relating to the financial statements of Nuvini S.A.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

June 14, 2023

/s/ DELOITTE TOUCHE TOHMATSU DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda. Sao Paulo, Brazil